Exhibit 10.26

                 AMENDED AND RESTATED ENTERPRISES GUARANTY
                 -----------------------------------------

     Amended and Restated Guaranty, Security and Subordination Agreement, dated as of June 3, 1993, made by TPI ENTERPRISES, INC., a New Jersey corporation ("Enterprises") and TPI RESTAURANTS, INC., a Tennessee
              -----------
corporation (the "Company"), to NATIONSBANK OF NORTH CAROLINA, N.A., as
                  -------
Collateral Agent (in such capacity, the "Collateral Agent") under the First
                                         ----------------
Amended and Restated Credit Agreement, dated as of June 3, 1993, among the Company, the signatory Banks thereto, The Bank of New York, as Administra-tive Agent (in such capacity, the "Administrative Agent"), and the
                                   --------------------
Collateral Agent (as the same may be amended, extended, increased, modified, refunded or refinanced from time to time, the "Credit
                                                         ------
Agreement").
- ---------

     A. Enterprises has previously made, and the Collateral Agent has previously accepted, the Enterprises Guaranty, dated as of July 29, 1992, as amended on March 19, 1993, made by Enterprises to the Collateral Agent (the "Existing Agreement").
      ------------------

     B. Simultaneously with the execution and delivery hereof, the Company, the Banks party thereto and the Agents are, with Enterprises' consent, entering into the Credit Agreement (as so amended and restated and as hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), amending and restating the Credit Agreement, dated
     ----------------
as of July 29, 1992, as amended by Amendment No. 1, dated as of December 10, 1992 and Amendment No. 2, dated as of March 19, 1993.

     C. A condition precedent to the effectiveness of the Credit Agreement is the execution and delivery by Enterprises of this Amended and Restated Guaranty, Security and Subordination Agreement (the "Agreement").
                                                              ---------


     D. For convenience, this Agreement is dated as of June 3, 1993, and references to certain matters related to the period prior hereto have been deleted.

     In consideration of the premises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Agents and the Banks to enter into the Credit Agreement and to make the Revolving Credit Loans, the Issuing Bank to issue the Letters of Credit and each of the Banks to participate therein, the Company and Enterprises covenant and hereby agree as follows:

     E.   Definitions.
          -----------

          Except as otherwise provided herein, capitalized terms that are defined in the Credit Agreement and are not defined herein shall have the meanings assigned to such terms therein. For purposes hereof, the follow-ing terms shall have the following meanings:

     "Accountants": Deloitte & Touche (or any successor thereto), any other
      -----------
"Big Six" firm of certified public accountants or such other firm of certified public accountants of recognized national standing selected by Enterprises and satisfactory to the Required Banks.

     "Consolidated": Enterprises and its Subsidiaries taken together.
      ------------

     "Consolidated Net Worth": at any date of determination, the sum of all
      ----------------------
amounts which would be included under shareholders' equity on a Consolidated balance sheet of Enterprises and its Subsidiaries determined in accordance with GAAP as at such date.

     "Consolidating": Enterprises and its Subsidiaries taken separately.
      -------------

     "Cellular Business": as defined in paragraph 6(r).
      -----------------

     "Collateral" as defined in paragraph 5.
      ----------

     "Enterprises Financial Statements": as defined in paragraph 6(n).
      --------------------------------

     "Entertainment: TPI Entertainment, Inc., a Delaware corporation and a
      -------------
wholly-owned Subsidiary of Enterprises.

     "Maxcell": Maxcell Telecom Plus, Inc., a Delaware corporation and a
      -------
wholly-owned Subsidiary of Enterprises.

     "1988 Agreement": the Agreement, dated as of August 2, 1988, between
      --------------
the Company and the Franchisor, as in effect on the date hereof.

     "Obligations" as defined in paragraph 2.
      -----------

     "Permitted Liens": the Liens permitted under paragraph 8(b).
      ---------------

     "Pledged Debt" as defined in paragraph 5.
      ------------

     "Pledged Shares" as defined in paragraph 5.
      --------------

     "Proceeds" as defined in paragraph 5.
      --------

     "Restaurant Business": any business or activity engaged in by the
      -------------------
Company or any of its Subsidiaries on the date hereof and any business or activity which is related to acquiring, financing, owning, managing, operating, servicing or providing supplies or services to restaurants or food service operations. If a Person is not engaged in the Restaurant Business, but Enterprises or a Subsidiary acquires such Person (to the extent permitted by the Loan Documents) for the purpose of using the assets of such Person in the Restaurant Business or to manufacture, assemble or prepare products for use or sale in the Restaurant Business, such Person shall be deemed to be in the Restaurant Business. If a Person derived at least 80% of its revenues in its most recently completed fiscal year from the Restaurant Business, it shall be deemed to be in the Restaurant Business. In addition, if a Person derived more than 50% but less than 80% of its revenues in its most recently completed fiscal year from the Restaurant Business, it shall be deemed to be in the Restaurant Business if, at the time of acquisition of such Person by Enterprises or any Subsidiary (to the extent permitted by the Loan Documents), Enterprises or such Subsidiary publicly announces its intention to cause the disposition or discontinuance of substantially all of the businesses owned by such Person which are not related to the Restaurant Business as soon as reason-ably practicable.

     "Restricted Payment": (i) the payment or declaration by the Company of
      ------------------
any dividend on any class of capital Stock or other equity interest (other than dividends payable solely in capital Stock of the Company, or warrants, rights or options to acquire capital Stock of the Company) or the making of any other distribution on account of any class of its capital Stock or other equity interest or (ii) the retirement, redemption, purchase or acquisition, direct or indirect, of any shares of the capital Stock or other equity interest of the Company, or any warrants, rights or options to acquire any such shares, or the making of or provision for any mandatory sinking fund payments required in connection with any series or class of such capital Stock or other equity interest of the Company.

     "Restricted Subsidiary: any Subsidiary other than (i) Entertainment
      ---------------------
(until its dissolution), Maxcell and their respective directly and indi-rectly owned Subsidiaries and (ii) any Subsidiary of the Company (as defined in the Credit Agreement) that is not a Material Subsidiary.

     "Senior Obligations": all Indebtedness, contingent or otherwise,
      ------------------
whether outstanding on the date of execution of this Agreement or hereafter arising or created, for principal, interest (whether accruing before or after the occurrence of any bankruptcy, insolvency, reorganization, ar-rangement, receivership or similar proceedings, including, without limita-tion, all post-petition interest, at the applicable after-maturity rate or rates, whether or not allowed as a claim), fees, expenses and any other obligations of the Company under the Loan Documents and all other documents executed and delivered by the Company in connection therewith, and all renewals, extensions, modifications, increases and refinancings of any of the foregoing.

     "Subordinated Debt": all indebtedness for borrowed money and any other
      -----------------
obligations, contingent or otherwise, of the Company to Enterprises, including, without limitation, all amounts, fees and expenses payable by the Company to Enterprises in respect thereof, in each case whether outstanding on the date of execution of this Agreement or hereafter arising or created, provided that Subordinated Debt shall not include payments under the Tax Sharing Agreement permitted under paragraph 8.18(ii) of the Credit Agreement.

     "Subsidiary": any corporation, association, partnership, joint venture
      ----------
or other business entity of which Enterprises and/or any Subsidiary of Enterprises, directly or indirectly, either (i) in respect of a cor-poration, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or
(ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

     "UCC": as defined in paragraph 5.
      ---

     F.   Guaranty.
          --------

          Enterprises hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (including any grace periods), whether at stated maturity, by acceleration, by mandatory prepayment, by notice of intention to prepay or otherwise, of all obliga-tions, now existing and hereafter arising, of the Company under the Loan Documents, whether direct, indirect or contingent, incurred as primary obligor or otherwise, secured or unsecured and whether or not on open ac-count, including all principal and interest thereon (whether arising or accruing before or after the occurrence of any Event of Default set forth in paragraph 9.1(h) or (i) of the Credit Agreement), and all reasonable costs and expenses of the Agents and the Banks in enforcing, preserving and protecting any thereof, whether or not suit is instituted (as the same may be amended, increased, modified, renewed, refinanced, refunded or extended from time to time, collectively, the "Obligations"). If the Agents or the
                                      -----------
Banks are prevented by law from collecting or are otherwise hindered from collecting or otherwise enforcing any of the Obligations in accordance with their terms, the Agents and the Banks shall be entitled to receive hereunder from Enterprises after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

     G.   Absolute Obligation.
          -------------------

          The obligations of Enterprises hereunder shall be absolute, ir-revocable, unconditional and continuing until all of the Obligations are indefeasibly paid in full in cash. Enterprises acknowledges and agrees that the Agents and the Banks have no responsibility or liability, and shall not be deemed to have made any representation or warranty, with re-spect to the validity or enforceability of any Loan Document, or the collectability of any of the foregoing, or any preference or priority ranking with respect to the payment of the Loans or the validity or perfection of any security interest under any such document. The Agents shall not have any obligation to enforce the Loan Documents or any col-lateral security thereunder by any action, including, without limitation, making or perfecting any claim against the Company prior to being entitled to the benefits of this Agreement. Nothing except the indefeasible cash payment in full of the Obligations shall release Enterprises from liability under this Agreement.

     H.   Guaranty of Payment.
          -------------------

          The obligations of Enterprises hereunder constitute a guaranty of payment. The liability and obligations of Enterprises hereunder shall be primary, direct, absolute and continuing. Enterprises hereby waives any right to require that resort be had against the Company, or any other Person, including, without limitation, any other guarantor or surety, or to require that resort be had to any direct or indirect collateral security. The liability of Enterprises hereunder shall in no way be affected or impaired by the existence, enforceability or validity of any collateral security or other guaranty, or the lack of any thereof, or by any accep-tance of any direct indebtedness, liability or obligation of the Company to the Agents, or by any failure, delay, neglect or omission to obtain, real-ize upon or perfect any such security, indebtedness, liability or obliga-tion, or by any direct or indirect collateral security therefor, or by the bankruptcy, reorganization or insolvency of, or by any other proceeding for the relief of debtors commenced by or against Enterprises, the Company or any other Person, or by the liability of any other Person in respect of the Obligations, or by the invalidity or lack of enforceability of any Loan Document, or by any merger to which the Company is a party, or by any other reason whatsoever, whether similar or dissimilar to the foregoing.

     I.   Grant of Security Interest.
          --------------------------

          To secure the payment and performance of Enterprises' guaranty of all Obligations, Enterprises hereby grants to the Collateral Agent for its benefit and for the ratable benefit of the Banks, a continuing first priority security interest in and to all of Enterprises' right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the "Collateral"):
 ----------

     PLEDGED SHARES: All shares of Stock now owned or hereafter acquired in the Company and in each other Restricted Subsidiary together with all addi-tions thereto, and all substitutions, exchanges and replacements therefor, and all Proceeds thereof (collectively, the "Pledged Shares"); and
                                             --------------

     PLEDGED DEBT: All notes and other instruments evidencing Indebtedness of the Company to Enterprises, whether now existing or hereafter created or acquired, and all payments thereunder and instruments and other Property from time to time delivered in respect thereof or in exchange therefor, and all additions and accessions thereto, substitutions and replacements therefor, and the products and Proceeds thereof (collectively, the "Pledged
                                                                    -------
Debt").
- ----

     As used herein, the term "Proceeds" shall have the meaning assigned to
                               --------
it under Article 9 of the Uniform Commercial Code, as the same may from time to time be in effect in the State of New York (the "UCC") and, to the
                                                         ---
extent not otherwise included, shall include, but not be limited to, (i) any and all causes and rights of action or settlements thereof, escrowed amounts or Property, judicial and arbitration judgments and awards, payable to Enterprises from time to time with respect to the Collateral, (ii) all claims of Enterprises for losses or damages arising out of or relating to or for any breach of any agreements, covenants, representations or war-ranties or any default with respect to or under any of the Collateral (without limiting any direct or independent rights of the Collateral Agent with respect to the Collateral); and (iii) any and all other amounts from time to time paid or payable under or in connection with the Collateral, including, without limitation, any dividends, interest or other distribu-tions thereon.

     J.   Representations.
          ---------------

          Enterprises hereby makes the following representations to the Collateral Agent:

               a.   Subsidiaries. Enterprises has only the active and
                    ------------
inactive Subsidiaries set forth on Schedule 6(a) (as such Schedule shall be supplemented from time to time by Enterprises). The shares of each such active corporate Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens, except Permitted Liens.

               b.   Corporate Existence and Power. Enterprises is duly
                    -----------------------------
incorporated, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the failure to be so authorized could reasonably be expected to have a Material Adverse Effect on Enterprises.

               c.   Corporate Authority. Enterprises has full corporate
                    -------------------
power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action and do not conflict with its certificate of incorporation or by-laws.

               d.   Governmental Authority Approvals. No consent,
                    --------------------------------
authorization or approval of, filing with, notice to, or exemption by, the stockholders of Enterprises, any Governmental Authority or any other Person (except for those which have been obtained, made or given on or before the Restatement Effective Date and those Securities Act and Blue Sky filings relating to post-effective amendments made necessary to the Registration Statement by changes in circumstances occurring after the Restatement Ef-fective Date) is required to authorize, or is required in connection with the execution, delivery and performance of this Agreement, is required as a condition to the validity or enforceability of this Agreement. No provi-sion of any applicable statute, law (including, without limitation, any ap-plicable usury or similar law), rule or regulation of any Governmental Authority prevents the execution, delivery or performance of, or adversely affects the validity of, this Agreement.

               e.   Binding Agreement. This Agreement constitutes the valid
                    -----------------
and legally binding obligation of Enterprises, enforceable against Enterprises in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

               f.   Litigation. Except as set forth in the Form 10-K filed
                    ----------
by the Company with the SEC with respect to its fiscal year ending December 27, 1992 and the Form 10-K filed by Enterprises with the SEC with respect to its fiscal year ended December 31, 1992, there are no actions, suits, arbitration proceedings or claims (whether or not purportedly on behalf of the Company, any Material Subsidiary of the Company or Enterprises) pending or, to the knowledge of Enterprises, threatened against the Company, any Material Subsidiary of the Company or Enterprises, or maintained by the Company, any Material Subsidiary of the Company or Enterprises, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect on Enterprises. Except as set forth in the Forms 10-K referred to above, there are no proceedings pending or, to the knowledge of Enterprises, threatened against the Company, any Material Subsidiary of the Company or Enterprises, which (i) call into question the validity or enforceability of any of the Loan Documents, (ii) have been brought or are threatened to be brought by the Franchisor and which seek (or are expected to seek) to rescind, terminate, revoke, cancel, withdraw, suspend or modify or withhold any Franchise Agreement between the Company or a Material Subsidiary and the Franchisor, or any right of the Company or any Material Subsidiary thereunder or (iii) have been brought or are threatened to be brought by any Person (other than the Franchisor) with respect to any Franchise Agreement between the Company or a Material Subsidiary and the Franchisor or any right of the Company or any Material Subsidiary thereunder which could reasonably be expected to have a Material Adverse Effect on Enterprises.

               g.   No Conflicting Agreements. Enterprises is not in
                    -------------------------
default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its Property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect on Enterprises. The execution, delivery or performance of the terms of this Agreement will not constitute a default under, conflict with, require consent under, or result in the creation and/or imposition of, or obligation to create, any Lien upon the Property of Enterprises or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, taken as a whole, could reasonably be expected to have a Material Adverse Effect on Enterprises.

               h.   Taxes. Enterprises and each Subsidiary has filed or
                    -----
caused to be filed all tax returns required to be filed by it and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith pursuant to paragraph 7(d)) which would be material to Enterprises and its Subsidiaries taken as a whole and no tax Liens (other than Permitted Liens) have been filed. The charges, accruals and reserves on the books of Enterprises and each Subsidiary with respect to all federal, state, local and other taxes are, to the best knowledge of Enterprises, adequate for the payment of all such taxes, and Enterprises knows of no unpaid assessment which is due and pay-able against it or any Subsidiary or any claims being asserted which could reasonably be expected to have a Material Adverse Effect on Enterprises, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

               i.   Compliance with Applicable Laws. Enterprises is not in
                    -------------------------------
default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect on Enterprises. Enterprises and each Subsidiary is in compliance in all material respects with all statutes and regulations of all Governmental Authorities applicable to Enterprises, including ERISA, the violation of which could reasonably be expected to have a Material Adverse Effect on Enterprises.

               j.   Property. Enterprises has good and marketable title to,
                    --------
or a valid license or leasehold interest in, all Property which is material to Enterprises, subject to no Liens, except Permitted Liens, and in respect of which leaseholds Enterprises is in quiet and undisturbed possession. To the best of Enterprises' knowledge, no Property material to Enterprises is being condemned, expropriated or otherwise taken by any Governmental Authority, with or without compensation therefor, and, to the best of Enterprises' knowledge, no such condemnation, expropriation or taking has been proposed.

               k.   No Misrepresentation. No representation or warranty
                    --------------------
contained herein and no certificate or report furnished or to be furnished by Enterprises in connection with the transactions contemplated hereby, contains or will contain a misstatement of material fact, or, to the best knowledge of Enterprises, omits or will omit to state a material fact re-quired to be stated in order to make the statements herein or therein con-tained not misleading in the light of the circumstances under which made.

               l.   Plans; Multiemployer Plans. Enterprises and each
                    --------------------------
Subsidiary have only the Plans listed on Schedule 4.15 to the Credit Agreement (as such Schedule may be supplemented from time to time to reflect the adoption of Plans permitted to be adopted pursuant to paragraph 8(j) of this Agreement). Each Single Employer Plan and, to the best knowledge of Enterprises, each Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code, and Enterprises and each Subsidiary have complied in all material respects with ERISA and the Code with respect to each such Plan. Enterprises and each Subsidiary have met all material requirements imposed by ERISA and the Code with respect to the funding of all Plans, and, to the best of the knowledge of Enterprises, Multiemployer Plans. Since the effective date of ERISA, there have not been, nor are there now existing, any events or conditions which would permit any Single Employer Plan or, to the best knowledge of Enterprises, Multiemployer Plan, to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to the Property of Enterprises or any Subsidiary. No Reportable Event which could reasonably be expected to constitute grounds for the termination of any Single Employer Plan or, to the best knowledge of Enterprises, Multiemployer Plan under Title IV of ERISA has occurred.

               m.   Financial Statements. Enterprises has heretofore
                    --------------------
delivered to the Banks (i) copies of Form 10-K for the fiscal year of Enterprises ending December 31, 1992, containing the audited Consolidated Balance Sheet of Enterprises and its Subsidiaries as of December 31, 1992, December 31, 1991 and December 31, 1990, and the related Consolidated Statements of Operations, Cash Flows and Shareholder's Equity for the periods then ended and (ii) copies of its Form 10-Q for the fiscal quarter of Enterprises ended April 18, 1993, containing the unaudited Consolidated Balance Sheet of Enterprises and its Subsidiaries as of April 18, 1993, and the related unaudited Consolidated Statements of Operations and Cash Flows for the fiscal quarter then ended (collectively, with the related notes and schedules, the "Enterprises Financial Statements"). The Enterprises
                --------------------------------
Financial Statements fairly present the Consolidated financial condition and results of the operations of Enterprises and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the footnotes thereto and except in respect of the Debenture Purchase Agreement, neither Enterprises nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on the Financial Statements and was not. Since December 31, 1992 and except for (i) the issuance of the Senior Subordinated Debentures and the Common Stock and warrant issued in connection therewith and (ii) the sale by Enterprises of its interest in Exhibition Enterprises Partnership and the forthcoming dissolution of Entertainment, each Subsidiary has conducted its business only in the ordinary course and there has been no Material Adverse Change.

               n.   Collateral. The Pledged Debt, if any, has been duly
                    ----------
authorized, issued and delivered, and is the legal, valid, binding and enforceable obligation of the Company and is free and clear of all Liens except Permitted Liens. The Pledged Shares are duly authorized, validly issued, fully paid for and non-assessable and are free and clear of all Liens except Permitted Liens.

               o.   Security Interest. This Agreement creates a valid
                    -----------------
security interest in the Collateral, securing the payment of the Obliga-tions. The delivery and pledge of the Collateral pursuant to this Agree-ment and all other filings and other actions taken by Enterprises to perfect such security interest on or prior to the date hereof, create a valid and perfected first priority security interest in the Collateral securing the payment of the Obligations.

               p.   Capitalization; Ownership. The authorized capital Stock
                    -------------------------
of the Company consists of 1,000 shares of common Stock, $.01 par value, 100 shares of which are issued and outstanding and 10,000 shares of Series A Preferred Stock, $.01 par value, all of which are issued and outstanding. All such Stock is and will continue to be certificated, is duly authorized and validly issued, is fully paid and non-assessable and is held of record and beneficially owned by Enterprises. The Company has not issued nor is it obligated to issue any securities convertible into Stock of the Company and there are no outstanding options or warrants to purchase Stock of the Company of any class or kind. Except for the 1988 Agreement, the Franchise

Agreements and Section 8.5 of the Debenture Purchase Agreement, neither Enterprises nor the Company is a party to any agreement (including, without limitation, any Franchise Agreement), voting trust or understanding (i) with respect to the Stock of the Company, (ii) affecting in any manner the sale, pledge, assignment or other disposition of the Stock of the Company, including, without limitation, any right of first refusal, option, redemp-tion, call or other rights with respect thereto, whether similar or dis-similar to any of the foregoing or (iii) affecting the rights of the Company under any Franchise Agreement in the event of the sale, pledge, assignment or other disposition of the Stock of the Company, including, without limitation, the pledge of such Stock hereunder or the exercise by the Agents of any rights under the Loan Documents with respect thereto, provided, however that neither the 1988 Agreement nor any Franchise Agreement in any way limits the rights of Enterprises to pledge or sell the Stock of the Company or of the Collateral Agent to exercise it rights under this Agreement.

               q.   Business. Enterprises engages in no business other than
                    --------
(i) the Restaurant Business, (ii) the holding of the Stock of the Company and activities incidental thereto and (iii) the business of owning and operating cellular telephone systems through Maxcell (the "Cellular
                                                           --------
Business").
- --------

               r. Status as Senior Indebtedness. The Indebtedness of the
                  -----------------------------
Company under the Loan Documents constitutes (i) "Senior Indebtedness of the Guarantor" as defined in the Enterprises Subordinated Indenture, (ii) Senior Indebtedness as defined in the 14 1/4% Indenture for such period of time as any Restaurants Notes are outstanding or the 14 1/4% Indenture is in effect and has not been discharged and (iii) Senior Debt as defined in the Debenture Purchase Agreement. The Indebtedness of Enterprises under the Enterprises Guaranty constitutes (i) "Senior Indebtedness of the Company" as defined in the Enterprises Subordinated Indenture and (ii) "Senior Debt" as defined in the Debenture Purchase Agreement.

     K.   Affirmative Covenants and Agreements.
          ------------------------------------

          Enterprises hereby agrees that, so long as the Credit Agreement is in effect, any Loan or reimbursement obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document, Enterprises shall:

               a.   Financial Statements. Maintain, and cause each
                    --------------------
Restricted Subsidiary to maintain, a standard system of accounting in ac-cordance with GAAP, and furnish or cause to be furnished to the Agents and each Bank:

                    (i) As soon as available, but in any event within 90 days after the end of each fiscal year of Enterprises, a copy of (i) the Consolidated Balance Sheet of Enterprises and its Subsidiaries as at the end of such fiscal year, (ii) the Consolidated Statements of Operations, Shareholders' Equity and Cash Flows of Enterprises and its Subsidiaries as of and through the end of such fiscal year, (iii) the Consolidating Balance

Sheets of Enterprises and its Restricted Subsidiaries as at the end of such fiscal year and (iv) the Consolidating Statements of Operations, Shareholders' Equity and Cash Flows of Enterprises and its Restricted Sub-sidiaries as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year. Such Consolidated Balance Sheets and Statements of Operations, Shareholders' Equity and Cash Flows shall be certified by the Accountants, which certification shall (1) state that the examination by such Ac-countants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and, ac-cordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances and
(2) include the opinion of such Accountants that such Consolidated financial statements have been prepared in accordance with GAAP in all material respects in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion. Notwithstanding any of the forego-ing, Enterprises may satisfy its obligation to furnish Consolidated Balance Sheet and Consolidated Statements of Operations, Shareholders' Equity and Cash Flows by furnishing to the Agents and each Bank copies of its Form 10-K in respect of such fiscal year, together with the financial statements required to be attached thereto, provided Enterprises is required to file such annual report on Form 10-K with the SEC and such filing is actually made.

               (ii) As soon as available, but in no event later than 45 days after the end of each of the first three quarterly accounting periods in each fiscal year of Enterprises a copy of (i) the Consolidated Balance Sheet of Enterprises and its Subsidiaries as at the end of each such quar-terly period, (ii) the Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for each such period and for the elapsed portion of the fiscal year through such date, (iii) the Consolidating Balance Sheets of Enterprises and its Restricted Subsidiaries as at the end of each such quarterly period and (iv) the Consolidating Statements of Operations, Shareholders' Equity and Cash Flows for each such period and for the elapsed portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, subject to year end audit adjustments, certified by a senior financial officer or senior accounting officer of Enterprises (or such other officer acceptable to the Agents) as being complete and correct in all material respects and as presenting fairly the financial condition and results of operations and cash flows of Enterprises and its Subsidi-aries on a Consolidated basis and Enterprises and its Restricted Subsidiaries on a Consolidating basis. Notwithstanding any of the forego-ing, Enterprises may satisfy its obligation to furnish quarterly a Consolidated Balance Sheet and Consolidated Statements of Operations and Cash Flows of Enterprisers by furnishing to the Agents and each Bank copies of its Form 10-Q in respect of such fiscal quarter together with the financial statements required to be attached thereto, provided Enterprises is required to file such quarterly report on Form 10-Q with the SEC and such filing is actually made.

          1.   Certificates; Other Information. Furnish to the Collateral
               -------------------------------
Agent and each Bank:

               (i) Prompt written notice if: (A) any Indebtedness of Enterprises or any Restricted Subsidiary in an aggregate Consolidated amount in excess of $500,000 is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (B) a default shall have occurred under any note or other evidence of Indebtedness of Enterprises or any Restricted Subsidiary (other than the Notes) in an aggregate Consolidated amount in excess of $500,000, or the holder of any such note or other evidence of Indebtedness or any obligee with respect to such Indebtedness has the right to declare any such Indebtedness due and payable prior to its stated maturity as a result of such default, or (C) there shall occur and be continuing a Default or an Event of Default;

               (ii) Prompt written notice of: (A) any citation, summons, subpoena, order to show cause or other order naming Enterprises or any Restricted Subsidiary a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect on Enterprises or which calls into question the validity or en-forceability of any of the Loan Documents or the Registration Statement, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (B) any lapse or other termination of any license, permit, franchise or other authorization issued to Enterprises or any Restricted Subsidiary by any Governmental Authority which lapse or termination could reasonably be expected to have a Material Adverse Effect on Enterprises, (C) any refusal by any Governmental Authority to renew or extend any such license, permit, franchise or other authorization which refusal could reasonably be expected to have a Material Adverse Effect on Enterprises, (D) any lapse or other termination of any material franchise agreement to which Enterprises or any Restricted Subsidiary is a party which lapse or termination could reasonably be expected to have a Material Adverse Effect on Enterprises and (E) any dispute between Enterprises or any Restricted Subsidiary and any Governmental Authority, which dispute could reasonably be expected to have a Material Adverse Effect on Enterprises;

               (iii) Promptly upon becoming available, copies of all financial statements, reports and proxy statements which Enterprises may from time to time send to its stockholders generally, and copies of all registration statements, prospectuses and regular, periodic or special reports, schedules and other material which Enterprises may now or here-after be required to file with or deliver to the SEC or any national securities exchange;

               (iv) Prompt written notice if a Change in Control occurs, including, without limitation, copies of all notices related thereto given to the Trustee of the Enterprises Subordinated Indenture and/or to the Designated Debenture Holder under the Debenture Purchase Agreement with respect thereto;

               (v) Prompt written notice of the occurrence of a default or event of default under and as defined in the Enterprises Subordinated Indenture, the Debenture Purchase Agreement or the 14 1/4% Indenture, together with all notices with respect thereto received from the Trustee or any holder of Enterprises Subordinated Debentures or Restaurants Notes and/or to the Designated Debenture Holder under the Debenture Purchase Agreement;
and

               (vi) Promptly, such other information as the Collateral Agent or any Bank may reasonably request.

          2.   Legal Existence. Maintain, and cause each Restricted
               ---------------
Subsidiary to maintain, its corporate existence, and its good standing in the jurisdiction of its incorporation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect on Enterprises.

          3.   Taxes. Pay and discharge when due, and cause each Restricted
               -----
Subsidiary to pay and discharge when due, all taxes, assessments and governmental charges, license fees and levies upon or with respect to it and upon its income, profits and Property, which, if unpaid, could reasonably be expected to have a Material Adverse Effect on Enterprises or become a Lien on its Property other than a Permitted Lien, unless and to the extent that such taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by it and provided that any such contested tax, assessment, charge, license, fee or levy shall not constitute, or create, a Lien on any of its Property other than a Permitted Lien, and further provided that Enterprises shall give the Collateral Agent prompt notice of any such contest and that such reserve or other appropriate provision, if any, as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

          4.   Insurance. Maintain, and cause each Restricted Subsidiary to
               ---------
maintain, insurance on its Property against such risks and in such amounts as is customarily maintained by similar businesses, including, without limitation, public liability and workers' compensation insurance, and file with the Collateral Agent within five days after request therefor a de-tailed list of such insurance then in effect, stating the names of the car-riers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, and stating that no notice of cancellation with respect thereto has been received.

          5.   Payment and Performance of Obligations. Pay and discharge,
               --------------------------------------
and cause each Restricted Subsidiary to pay and discharge when due, all lawful , obligations and claims for labor, materials and supplies or other-wise which, if unpaid, could reasonably be expected to (i) have a Material Adverse Effect on Enterprises or (ii) become a Lien upon Property of Enterprises or such Restricted Subsidiary other than a Permitted Lien, unless and to the extent that the validity of such obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by Enterprises or such Restricted Subsidiary, and further provided that (x) Enterprises or such Restricted Subsidiary shall give the Collateral Agent and the Banks prompt notice of any such contest which involves a Lien on any Property and (y) such reserve or other appropriate provision, if any, as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

          6.   Condition of Property. At all times, maintain, protect and
               ---------------------
keep in good repair, working order and condition (ordinary wear and tear excepted), all Property necessary to the operation of its business and cause each Restricted Subsidiary so to do, except that Enterprises or any Restricted Subsidiary need not so maintain, protect and keep in good re-pair, working order and condition any restaurants being closed or relocated, so long as the failure to so maintain, protect and keep in good repair, working order and condition in connection with any such restaurants
(i) could not reasonably be expected to have a Material Adverse Effect on Enterprises or (ii) will not result in the rescission, termination, revoca-tion, cancellation, withdrawal, suspension, modification or withholding of any Franchise Agreement between the Company or a Material Subsidiary and the Franchisor, or any right of the Company or any Material Subsidiary thereunder (other than the Franchise Agreement for a restaurant being closed and not relocated).

          7.   Observance of Legal Requirements. Observe and comply, and
               --------------------------------
cause each Restricted Subsidiary to observe and comply, in all respects, with all laws (including, without limitation, ERISA and environmental laws and health and sanitary laws), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to Enterprises or such Restricted Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect on Enterprises, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by Enterprises or such Restricted Subsidiary, provided that (i) Enterprises or such Restricted Subsidiary shall give the Collateral Agent and the Banks prompt notice of such contest and (ii) such reserve or other appropriate provi-sion, if any, as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

          8.   Inspection of Property; Books and Records; Discussions. Keep
               ------------------------------------------------------
proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities and cause each Restricted Subsidiary so to do; and, at Enterprises' expense after the occurrence and during the continuance of a Default or an Event of Default, permit representatives of the Collateral Agent and any Bank to visit its offices, to inspect any of its Property and examine and make copies or abstracts from any of Enterprises' or such Restricted Subsidiary's books and records at any reasonable time on reasonable notice and as often as may reasonably be desired, and to discuss its business, op-erations, prospects, licenses, Property and financial condition with its respective officers and with the Accountants.

          9.   Licenses, Franchise Agreements, Etc. Maintain, and cause
               -----------------------------------
each Restricted Subsidiary to maintain, in full force and effect, all licenses, franchise agreements, copyrights, trademarks, trade names, patents, permits, applications, reports, authorizations and other rights and intellectual property, including, in the case of the Company, the

Franchise Agreements as are necessary for the conduct of its business, the loss of which, individually or in the aggregate, would have a Material Adverse Effect on Enterprises.

     L.   Negative Covenants and Agreements.
          ---------------------------------

          Enterprises hereby agrees that, so long as the Credit Agreement is in effect, any Loan or reimbursement obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document, Enterprises shall not, directly or indirectly:

          1.   Borrowing. Create, incur, assume or suffer to exist any li-
               ---------
ability for Indebtedness, or permit any Restricted Subsidiary so to do, except (i) Indebtedness under the Enterprises Subordinated Debentures and the Senior Subordinated Debentures, (ii) Indebtedness in respect of this Agreement, (iii) Contingent Obligations to the extent permitted by para-graph 8(d), (iv) in the case of the Company, or any Material Subsidiary, Indebtedness permitted by paragraph 8.1 of the Credit Agreement, (v) Indebtedness not in excess of $1,000,000 in the aggregate at any one time outstanding, (vi) Indebtedness (whether in the form of borrowings, Contingent Obligations, obligations under Capitalized Leases or otherwise) assumed in connection with any acquisition permitted under paragraph 8(c) not in excess, in the aggregate, of $5,000,000 principal amount at any one time outstanding, (vii) ERISA Liabilities permitted to be incurred under paragraph 8(j) and (viii) Indebtedness of Enterprises existing as of the Restatement Effective Date, as set forth on Schedule 8(a), and except as set forth in the proviso below, refinancings thereof but not increases in the amount of any thereof, provided that refinancings of such existing Indebtedness shall not be permitted unless (A) the interest rate on any such refinanced Indebtedness is not in excess of the rate available for similar borrowings by similar borrowers at the time of the refinancing, (B) the final maturity of such refinanced Indebtedness is not earlier than the Revolving Credit Termination Date and (C) the average weighted life to maturity of such refinanced Indebtedness shall not be less than the original average weighted life to maturity of such Indebtedness being refi-nanced.

          2.   Liens. Create, incur, assume or suffer to exist any Lien
               -----
upon any of its Property, whether now owned or hereafter acquired, or permit any Restricted Subsidiary so to do, except (i) Liens for taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with paragraph 7(d), provided that enforcement of such Liens is stayed pending such contest, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting Property which is real property which do not adversely affect the value of such real Property or the financial condition of Enterprises or impair its use for the operation of the business of Enterprises, (v) statu-tory Liens arising by operation of law such as mechanics', materialmen's, carriers' or warehousemen's liens incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with the procedures set forth in paragraph 7(d), provided that enforcement of such Liens is stayed pending such contest, (vi) Liens arising out of judgments or decrees which are being contested in accordance with the procedures set forth in paragraph 7(d), provided that enforcement of such Liens is stayed during such contest, (vii) landlord's liens under leases, (viii) Liens granted to the Collateral Agent hereunder (ix) leases and subleases, (x) Liens on Property of Enterprises existing on the Restatement Effective Date as set forth on Schedule 8(b) as renewed from time to time, but not any increases in the amounts secured thereby and (xi) in the case of the Company, or any Material Subsidiary of the Company, Liens permitted by paragraph 8.2 of the Credit Agreement, (xii) Liens assumed in connection with any acquisition permitted under paragraph 8(c), provided that each such Lien is limited to the Property so acquired and fixed improvements thereon and (xiii) Liens securing Indebtedness permitted under paragraph 8(a)(v) provided that each such Lien is limited to the Property acquired with the proceeds of such Indebtedness.

          3.   Merger and Acquisition. Consolidate with, be acquired by, or
               ----------------------
merge into or with, any Person, or acquire all or substantially all of the Stock or Property of any Person, except (i) Enterprises may acquire all or substantially all of the assets or Stock of a Person which is in the Restaurant Business provided that (A) no Default or Event of Default shall exist immediately before or after giving effect thereto, (B) Enterprises shall have given to the Agents ten days advance written notice of such acquisition, (C) the consideration paid for such acquisition shall be solely in Stock of Enterprises (and incidental contractual rights) and the assumption by Enterprises of Indebtedness to the extent permitted under paragraph 8(a)(vi), (D) in the case of an asset acquisition, the acquisition is made by an existing or newly formed Restricted Subsidiary of Enterprises (other than the Company or any Subsidiary of the Company) which is a corporation, (E) certificates representing all of the issued and out-standing Stock of the corporation acquired or the acquiring Restricted Subsidiary, as the case may be, shall have been delivered in pledge to the Collateral Agent together with undated stock powers with respect thereto signed in blank, (F) no more than ten restaurants shall be acquired in any one such acquisition and no more than twenty-five restaurants in the aggregate shall be acquired in all such acquisitions and (G) the Collateral Agent shall have received such documents and certificate as it shall reasonably request and (ii) in the case of the Company or any Material Subsidiary of the Company, mergers and acquisitions permitted by paragraph
8.3 of the Credit Agreement.

          4.   Contingent Obligations. Assume, guarantee, indorse,
               ----------------------
contingently agree to purchase or perform, or otherwise become liable upon any Contingent Obligation, or permit any Restricted Subsidiary so to do, except (i) Contingent Obligations in respect of this Agreement, (ii) in the case of the Company or any Material Subsidiary of the Company, other Con-tingent Obligations permitted by paragraph 8.4 of the Credit Agreement,
(iii) Contingent Obligations to the extent permitted under paragraph

8(a)(vi), and (iv) Contingent Obligations existing on the Restatement Effective Date as set forth on Schedule 8(d), including, except as set forth in the proviso below, refinancings thereof but not increases in the amount of any thereof, provided that such refinancings shall not be permit-ted unless (A) the interest rate on the primary obligation of the primary obligor is not in excess of the rate for similar obligations of similar obligors at the time of such refinancing, (B) the final maturity of such refinanced primary obligation is not earlier than the Revolving Credit Termination Date and (C) the average weighted life to maturity of such re-financed primary obligation shall not be less than the original average weighted life to maturity of such primary obligation being refinanced.

          5.   Dividends and Purchase of Stock. Declare or pay any
               -------------------------------
dividends payable in cash or otherwise (other than in the common Stock of Enterprises) or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or make any other distribution by reduction of capital or otherwise in respect of, any shares of its capital Stock or other similar equity interest or warrants or other rights issued in respect thereof except (i) the Company and any Subsidiary (as defined in the Credit Agreement) of the Company may make such payments as are permitted by paragraph 8.5 of the Credit Agreement, (ii) Enterprises may purchase the stock or stock options held by an employee of Enterprises whose employment Enterprises terminates, provided, that the amounts paid by Enterprises under this clause (ii) shall not exceed $500,000 in the aggregate, and provided further that no Default or Event of Default would exist immediately before and after giving effect thereto, (iii) Enterprises may make all payments required to be made by it after the date hereof with respect to 325,000 Stock Appreciation Rights outstanding on the Original Effective Date, provided, that the amounts paid by Enterprises under this clause (iii) shall not exceed $1,000,000 in cash in the aggregate but this clause (iii) shall not be deemed to limit En-terprises' ability to use its common Stock to satisfy Stock Appreciation Rights and provided further that no Default or Event of Default would exist immediately before and after giving effect thereto, (iv) provided that no Default or Event of Default would exist immediately before and after giving effect thereto, Enterprises may pay a dividend on its common Stock in an amount not in excess of 10% of Enterprises net income for the preceding fiscal year solely from dividends received by Enterprises from the Company pursuant to paragraph 8.5(ii)(C) of the Credit Agreement and (v) Enterprises may repurchase shares of its common Stock in an aggregate amount not in excess of the sum of (a) $5,000,000 and (b) for fiscal years of Enterprises ending after December 31, 1993, an amount equal to 25% of the aggregate amount of net income (if positive) of the Company since the end of the first fiscal quarter of 1993, on a cumulative basis provided that (x) no Default or Event of Default exists before and after giving ef-fect thereto and (y) the repurchase is funded solely from dividends re-ceived by Enterprises from the Company pursuant to paragraph 8.5(ii)(D) of the Credit Agreement.

          6.   Investments, Loans, Etc. At any time, purchase or otherwise
               -----------------------
acquire, hold or invest in Investments, including, without limitation, any additional equity investments in, or loans or other advances to, Subsidiaries, except (i) Investments of the type described in paragraph 8.6

(a), (b), (d) or (e) of the Credit Agreement, (ii) Investments existing on the Restatement Effective Date as set forth on Schedule 8(f) and any re-newals or replacements (but not increases) thereof, (iii) Investments in the Company, (iv) Investments consisting of acquisitions to the extent permitted by paragraph 8(c), (v) employee loans and advances by Enterprises not in excess of $400,000, (vi) Investments received in connection with any disposition permitted by paragraph 8(h), (vii) in the case of the Company and any Subsidiary (as defined in the Credit Agreement) of the Company, Investments permitted by paragraph 8.6 of the Credit Agreement and (viii) Investments in Subsidiaries consisting of Stock of Enterprises in connection with an acquisition permitted pursuant to paragraph 8(h).

          7.   Accounting Changes. Change its fiscal year end, or alter its
               ------------------
accounting principles, treatment or recording practices, except as required by GAAP or applicable law.

          8.   Sale of Property. Sell, exchange, lease, transfer or
               ----------------
otherwise dispose of all or any substantial part of its Property to any Person, or permit any Restricted Subsidiary so to do, except (i) the sale of Enterprises' interests in Maxcell or the dissolution of Entertainment,
(ii) the sale of any Property in connection with the closing of Enterprises' New York office, and (iii) in the case of the Company or any Material Subsidiary, sales, exchanges, leases, transfers and dispositions permitted by paragraph 8.8 of the Credit Agreement.

          9.   Subsidiaries. Create or acquire any other Subsidiary, or
               ------------
permit any Restricted Subsidiary so to do, except (i) Enterprises may create or acquire Restricted Subsidiaries in connection with acquisitions permitted by paragraph 8(c) and (ii) in the case of the Company or any Subsidiary (as defined in the Credit Agreement) the creation or acquisition of Subsidiaries (as defined in the Credit Agreement) permitted by paragraph
8.9 of the Credit Agreement.

          10.  Compliance with ERISA. Adopt any Plan or Multiemployer Plan
               ---------------------
not listed on Schedule 4.15 of the Credit Agreement, or engage in any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Plan which is reasonably expected to result in the imposition on Enterprises, any Restricted Subsidiary or any Commonly Controlled Entity of a tax, penalty or other liability, individually or in the aggregate in excess of $500,000, or incur any "accumulated funding deficiency", as such term is defined in Section 412 of the Code or Section 302 of ERISA in excess of $500,000, or terminate, or permit any Commonly Controlled Entity to terminate, any Plan which would result in a liability to Enterprises, any Restricted Subsidiary or any Commonly Controlled Entity to the PBGC in an aggregate Consolidated amount in excess of $500,000, or permit the occurrence of any Reportable Event or any other event or condition which presents a risk of such a ter-mination by the PBGC of any Plan which could result in a liability of Enterprises, any Restricted Subsidiary or any Commonly Controlled Entity in excess of $500,000, or withdraw or effect a partial withdrawal from a Multiemployer Plan, or permit any Restricted Subsidiary or any Commonly Controlled Entity which is an employer under such a Multiemployer Plan so to do which would result in a liability to Enterprises, any Restricted

Subsidiary or any Commonly Controlled Entity to the PBGC in an aggregate Consolidated amount in excess of $500,000.

          11.  Certificate of Incorporation and By-laws. Amend or otherwise
               ----------------------------------------
modify its certificate of incorporation or by-laws in any way which would materially and adversely affect the interests of the Banks under any of the Loan Documents or the obligations of Enterprises hereunder.

          12.  Amendments, Etc. of Certain Agreements. Enter into or agree
               --------------------------------------
to any amendment, modification or waiver of any term or condition of the Enterprises Subordinated Indenture, the Enterprises Subordinated Debentures, the Registration Statement (except for any additional or amended disclosure required by applicable law), any note or other evidence of indebtedness of the Pledged Debt, the Management Agreement, the Tax Sharing Agreement, the Debenture Purchase Agreement or the Senior Subordinated Debentures, except that Enterprises may agree to a waiver under the Debenture Purchase Agreement or the Senior Subordinated Debentures so long as no consideration is given therefor by the Company or Enterprises.


          13. Subordinated Indebtedness.
              -------------------------

               Notwithstanding anything herein to the contrary:

               (i) make any payment in respect of principal of or interest on, or purchase, redeem or otherwise retire, or make any payment in respect of all or any part of the Indebtedness evidenced by the Enterprises Subordinated Debentures, the payment of which is not permitted under the Enterprises Subordinated Indenture as in effect on the Original Effective Date;

               (ii) make any voluntary redemptions or voluntary purchases of all or any part of the Indebtedness evidenced by the Enterprises Subordinated Debentures or any payments in connection therewith;

               (iii) make any payment in respect of principal of or interest on, or purchase, redeem or otherwise retire, or make any other payment in respect of all or any part of the Indebtedness evidenced by the Senior Subordinated Debentures, the payment of which is not permitted under the Debenture Purchase Agreement as in effect on March 19, 1993; or

               (iv) make any redemptions or purchases (voluntary or otherwise) of all or any part of the Indebtedness evidenced by the Senior Subordinated Debentures or any payments in connection therewith.

          14.  Transactions with Affiliates. Except in connection with (i)
               ----------------------------
the Management Agreement, (ii) the Tax Sharing Agreement, (iii) subordinated loans from Enterprises to the Company to the extent permitted by paragraph 8.1(vi) of the Credit Agreement, (iv) the Restaurants Guaranty, and (v) equity contributions from Enterprises to the Company contemplated by paragraph 8.11 of the Credit Agreement become or permit any Restricted Subsidiary to become, a party to any transaction with an Af-filiate of Enterprises or any Subsidiary unless the terms and conditions relating to such transaction are at least as favorable to Enterprises or such Restricted Subsidiary as those which would be obtainable at that time in a comparable arms-length transaction with a Person other than an Affiliate.

          15.  Business. Engage in any business other than (i) the
               --------
Restaurant Business, (ii) the holding of the Stock of the Company and matters incidental thereto, and (iii) the Cellular Business until it sells its interest in Maxcell.

          16.  Designated Senior Indebtedness. Designate any Indebtedness
               ------------------------------
other than the Indebtedness under the Loan Documents as (i) "Designated Senior Indebtedness of the Company" as defined in the Enterprises
Subordinated Indenture or (ii) "Designated Senior Debt" as defined in the Debenture Purchase Agreement.

          17.  Consolidated Net Worth. Permit at any time Consolidated Net
               ----------------------
Worth to be less than $55,000,000.

     M.   Delivery of Collateral.
          ----------------------

          All certificates, notes and other instruments, if any, represent-ing or evidencing the Collateral at any time owned or acquired by Enterprises shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to Enterprises or any other Person, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. In addition, upon the oc-currence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates or instru-ments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

     N. As to the Collateral.
        --------------------

          1. So long as no Event of Default shall have occurred and be continuing:

               (i) Subject to the provisions of paragraph 10(g), Enterprises shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof, provided, however, that Enterprises agrees to take or refrain from taking all actions as are required in order to prevent the occurrence of an Event of Default under this Agreement.

               (ii) Enterprises shall be entitled to receive and retain any and all Restricted Payments paid in respect of the Collateral to the extent that the making of such payments by the Company is not prohibited by paragraph 8.5 of the Credit Agreement, provided, however, that any and all Restricted Payments, paid or payable other than in cash in respect of, and instruments and other Property received, receivable or otherwise distributed in respect of, or in exchange for, Collateral, shall be, and shall forthwith be delivered to the Collateral Agent to hold as Collateral and shall, if received by Enterprises, be received in trust for the benefit of the Collateral Agent, be segregated from the other Property of Enterprises, and be forthwith delivered to the Collateral Agent, as Collateral in the same form as so received (with any necessary indorsement).

               (iii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to Enterprises all such proxies and other instruments as Enterprises may reasonably request for the purpose of enabling Enterprises to exercise the voting and other rights which it is entitled to exercise pursuant to clause (i) above and to receive the Re-stricted Payments which it is authorized to receive and retain pursuant to clause (ii) above.

          2. Upon the occurrence and during the continuance of an Event of Default, at the Collateral Agent's option, following written notice by the Collateral Agent to Enterprises:

               (i) All rights of Enterprises to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph 10(a)(i) and to receive the Restricted Payments which it would otherwise be authorized to receive and retain pursuant to paragraph 10(a)(ii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, who shall thereupon have the right to exercise such voting and other consensual rights and the sole right to receive and hold as Collateral such Restricted Payments.

               (ii) All Restricted Payments which are received by Enterprises contrary to the provisions of paragraph 10(b)(i) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of Enterprises and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

          3. In the event that all or any part of the securities or instruments constituting the Collateral are lost, destroyed or wrongfully taken while such securities or instruments are in the possession of the Collateral Agent, Enterprises agrees that it will cause the delivery of new securities or instruments in place of the lost, destroyed or wrongfully taken securities or instruments upon request therefor by the Collateral Agent without the necessity of any indemnity bond or other security other than the Collateral Agent's agreement or indemnity therefor customary for security agreements similar to this Agreement.

          4. The Collateral Agent shall have no duty of care with respect to the Collateral, except that it shall exercise reasonable care with respect to the Collateral in its custody, and shall be deemed to have exercised such reasonable care if such Property is accorded treatment similar to that which the Collateral Agent accords its own Property, or if the Collateral Agent acts or fails to act with respect to the Collateral in accordance with the written request of Enterprises. No failure by the Collateral Agent to comply with any such request shall, in and of itself, be deemed to be a failure to exercise reasonable care, nor shall the Collateral Agent's failure to take any steps to preserve rights against any Person or Property be deemed a failure to have exercised reasonable care with respect to the Collateral in its custody.

          5. Enterprises covenants and agrees to execute and deliver, upon request at any time from time to time, any notice, financing statement, continuation statement, registration of pledge, instrument, document, agreement or other papers and perform any other act reasonably requested by the Collateral Agent which may be necessary to create, perfect, preserve, validate or otherwise protect any security interest granted herein or to enable the Collateral Agent to exercise and enforce all rights hereunder or with respect to such security interest. At any time and from time to time, upon the reasonable request of the Collateral Agent, and at the sole expense of Enterprises, Enterprises will promptly execute and deliver any and all such further instruments and documents and will take such further action as may be reasonably deemed necessary or desirable in the reasonable judgment of the Collateral Agent to obtain, maintain and perfect the security interest granted herein, including, without limitation, the filing of any financing or continuation statements with respect to the security interests granted hereby. In connection here-with, the Collateral Agent is hereby irrevocably authorized and empowered, as Enterprises attorney-in-fact, at the Collateral Agent's option, solely to file financing statements or amendments thereto and to make all other filings and to give all other notices as it shall deem necessary with respect to any of the Collateral, all of which may be done with or without the signature of Enterprises. Enterprises agrees that the foregoing power constitutes a power coupled with an interest which shall survive until all of the Obligations are indefeasibly paid in full in cash. Enterprises and the Company jointly and severally agree to reimburse the Collateral Agent on demand for any actual reasonable out-of-pocket expenses incurred by it in connection with such matters and, until such reimbursement, such expenses shall be a part of the Obligations.

          6. With respect to the Collateral, neither of the Collateral Agent nor any Bank shall be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, approve of accountings or other financial or other matters, pay for insurance, taxes or other charges, or take any action of any kind in connection with the management thereof, and its only duty with respect thereto shall be to use reasonable care in the custody and preservation of the Collateral while the Collateral is in the Collateral Agent's actual possession, which shall not include any steps necessary to preserve rights against prior or third parties.

          7. Enterprises shall not, without the prior written consent of the Collateral Agent, sell, hypothecate, pledge, encumber, transfer, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest created by this Agreement.

          8. Enterprises will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the interests of the Collateral Agent and the Banks.

          9. Without notice to or the consent of Enterprises, the Collateral Agent may (i) release any indorser or guarantor or any col-lateral given to secure any of the Obligations (or any guaranty given in connection therewith), and (ii) at any time, and from time to time, increase the amount of, extend the time of payment of or renew in whole or in part any of the Obligations for such time or times as the Collateral Agent or the Banks may determine and all of the provisions and authoriza-tions contained herein shall apply to all such renewals and extensions.

     O.   Additional Shares.
          -----------------

          Enterprises and the Company each agrees that it will not issue or permit the issuance to Enterprises of any Stock or other securities in ad-dition to or in substitution for the Collateral, unless immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of Stock or other securities of each such issuer are pledged to and delivered by Enterprises to the Collateral Agent hereunder.

     P.   Events of Default. Each of the following shall constitute an
          -----------------
"Event of Default" hereunder:

          1. Enterprises shall fail to observe or perform any term, covenant or agreement contained in paragraphs 2, 7(c), 8, 10(g) or 15(i) of this Agreement; or

          2. Enterprises shall fail to perform or observe any other covenant or agreement on its part to be performed or observed pursuant to this Agreement and such failure shall have continued unremedied for a period of 30 days after Enterprises shall become aware of such failure; or

          3. Any representation of Enterprises contained herein or in any certificate, report or notice delivered or to be delivered by Enterprises pursuant hereto shall prove to have been incorrect or misleading in any material respect when made; or

          4. This Agreement shall cease to be in force and effect or Enterprises shall so assert or shall disavow its obligations hereunder; or

          5. The occurrence and continuance of an Event of Default under the Credit Agreement.

     Q.   Rights and Powers of the Collateral Agent on Default.
          ----------------------------------------------------

          1.   In General. After the occurrence and during the continuance
               ----------
of an Event of Default, the Collateral Agent may proceed to enforce the rights of the Collateral Agent and the Banks hereunder by suit in equity, action at law and/or other appropriate proceedings, whether for payment or for specific performance of any covenant or agreement contained in this Agreement. Without limiting the foregoing, at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may:

               (i) indorse as Enterprises' agent any instruments, securi-ties or chattel paper in or pertaining to the Collateral;

               (ii) take control of Proceeds, including Stock received as dividends or by reason of Stock splits, and use cash Proceeds to reduce any part of the Obligations;

               (iii) take any action Enterprises is required to take or any other necessary action to obtain, preserve and enforce this Agreement, and maintain and preserve the Collateral, without notice to Enterprises, and add the costs of the same to the Obligations (but the Collateral Agent is under no duty to take any such action);

               (iv) release Collateral in its possession to Enterprises, temporarily or otherwise;

               (v) vote any Stock which is part of the Collateral and exercise all other rights which an owner of such Collateral may exercise; and

               (vi) transfer any of the Collateral or evidence thereof into its own name or that of its nominee(s) and receive the Proceeds therefrom and hold the same as security for the Obligations, or apply the same thereon.

          After the occurrence and during the continuance of an Event of Default, the Collateral Agent may, but shall be under no duty to, demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or otherwise realize upon the Collateral, in its own name or in the name of Enterprises, as the Collateral Agent may determine. The Collateral Agent shall not be liable for the failure to enforce any contract right or instrument or for any act or omission in connection with the enforcement of any contract right or instrument, on the part of the Collateral Agent or any of its officers, agents, or employees, except to the extent determined in a final judgment, after all available appeals, to have arisen directly and primarily out of the gross negligence or willful misconduct of the Collateral Agent. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to notify persons obligated on any instruments, securities or contracts which are part of the Collateral to make payment thereof directly to the Collateral Agent, and the Collateral Agent may take control of all Proceeds of the Collateral. The cost of such collection and enforcement, including reasonable attorneys' fees and expenses, shall be borne by Enterprises and Enterprises agrees promptly to pay same. The foregoing rights and powers of the Collateral Agent shall be in addition to, and not a limitation upon, any rights and powers the Collateral Agent may be given by law, custom, elsewhere by this Agreement or otherwise.

          2.   Power of Sale; Enforcement. In case an Event of Default
               --------------------------
shall have occurred and be continuing, the Collateral Agent:

               (i) may, to the extent permitted by law, grant options to purchase, sell at one or more sales, as an entirety or in parcels, all or any part of the Collateral, such sale or other disposition to be made at the discretion of the Collateral Agent at one or more private sales at such place or places, at such time or times, and upon such terms, including credit, as the Collateral Agent may fix and briefly specify in the notice of sale or other disposition, to be given as herein provided or as may be required by law;

               (ii) may proceed to protect and enforce the rights of the Collateral Agent under this Agreement by suit, whether for specific performance of any covenant herein contained, or in aid of the execution of any power herein granted, or for the foreclosure of or other realization upon the security interest provided in this Agreement and the sale of the Collateral under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right, as the Collateral Agent, in its discretion, shall determine; and

               (iii) may exercise any and all of the rights and remedies provided by the UCC, as well as all other rights and remedies possessed by the Collateral Agent under this Agreement, at law, in equity or otherwise.

          3.   Notice of Sale or other Disposition. If notice of any sale
               -----------------------------------
or other disposition of all or any part of the Collateral is required by law to be given, Enterprises agrees that a notice sent to it at least ten days before the time of any public sale or other disposition or the time after which any private sale or other disposition of the Collateral is to be made, shall be reasonable notice of such sale or other disposition.

          4.   Delivery to Purchaser. Upon the completion of any sale or
               ---------------------
other disposition of all or any part of the Collateral under this paragraph 13, full title and right of possession to such Collateral shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Collateral Agent or by any purchaser of such Collateral, Enterprises shall confirm any such sale or disposition by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request. To the extent permitted by applicable law, every such sale or other disposition shall operate to divest all right, title, interest, claim and demand whatsoever of Enterprises of, in and to the Collateral so sold or disposed of and shall be a perpetual bar, both at law and in equity, against Enterprises, all persons claiming the Collateral sold or disposed of, or any part thereof, through Enterprises, and its successors and as-signs.

          5.   Application of Proceeds. The proceeds of any sale of the
               -----------------------
Collateral or any part thereof under this paragraph 13, together with any other sums then held by the Collateral Agent as part of the Collateral, shall be applied against the Obligations in accordance with paragraph 9.1 of the Credit Agreement.

          6.   Agents May Purchase; Purchaser May Apply Obligations Toward
               -----------------------------------------------------------
Purchase. At any sale or other disposition hereunder, either of the Agents
- --------
may bid for and purchase the Collateral offered for sale, and, upon compliance with the terms of sale or other disposition, may hold, retain and dispose of such Collateral without further accountability therefor. Any such purchaser at any sale or other disposition hereunder shall be entitled, for the purpose of making payment for the Collateral purchased, to apply any part of the Obligations due and payable to it as a credit against the purchase price of such Collateral.

          7.   Waiver of Appraisement, etc., Laws. Enterprises agrees, to
               ----------------------------------
the fullest extent that it may lawfully so agree, that neither it nor anyone claiming from, through or under it, will claim, seek or take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale or other disposition of the Collateral or any part thereof, or the final and absolute taking of possession thereof, immediately after such sale or other disposition, by the purchaser thereof. Enterprises and all who may at any time claim from, through or under it, hereby waives, to the fullest extent that it may lawfully do so, the benefit of all such laws, and any and all right to have any of the property comprising the Collateral marshalled upon any such sale, and agrees that the Collateral Agent or any court having jurisdiction to foreclose the security interest granted herein may sell the Collateral as an entirety or in such parcels as the Collateral Agent may determine.

          8.   Registration. Upon the occurrence and during the continuance
               ------------
of an Event of Default, any or all of the Pledged Shares may be registered in the name of the Collateral Agent or its nominee(s), as the Collateral Agent shall, in its discretion, decide. The Collateral Agent or its nominee(s) may thereafter, without notice, exercise all voting and other shareholder rights at any meetings thereof, and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Pledged Shares as if the Collateral Agent or such nominee(s) were the absolute owner(s) thereof, including, without limita-tion, the right to exchange, at the Collateral Agent's or such nominee's discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of, or involving, the Company or upon the exercise by Enterprises or the Collateral Agent of any right, privilege or option pertaining to any Pledged Shares. In connection therewith, the Collateral Agent or its nominee(s) may deposit and deliver any or all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent or its nominee(s) may determine, all without liability, except to account for property actually received by them, but the Collateral Agent or its nominee(s) shall have no duty to exercise any of the aforesaid rights, privileges or options, and shall not be responsible for any failure to do so or delay in so doing.

          (i)  Specific Performance. Notwithstanding any provisions of this
               --------------------
Agreement to the contrary, Enterprises agrees that, due to the unique nature of the Collateral, the Collateral Agent shall have the right to demand the remedy of specific performance in enforcing this Agreement.

     R.   Sale of Pledged Shares.
          ----------------------

          The Company and Enterprises recognize that the Collateral Agent may be unable to effect a public sale of all or part of the Pledged Shares by reason of certain prohibitions and restrictions contained in the Securities Act of 1933, as amended, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Shares for their own accounts, for investment, and not with a view to the distribution or resale thereof. The Company and Enterprises agree that private sales so made may be at prices and other terms less favorable to the seller than if the Pledged Shares were sold at public sales and that the Collateral Agent shall have no obligation to delay sale of any such Pledged Shares for the period of time necessary to permit the Company, even if the Company would agree, to register such Pledged Shares for public sale under the Securities Act of 1933, as amended. The Company and Enterprises agree that private sales made under the foregoing circumstances shall be deemed to have been conducted in a commercially reasonable manner. If at any time it is necessary, in the opinion of counsel to the Collateral Agent, that a sale of any or all of the Pledged Shares be registered under the Securities Act of 1933, as amended, the Company and Enterprises shall cooperate fully with the Collateral Agent in connection with the taking of all steps necessary to so register the Pledged Shares and to continue such registration as long as deemed appropriate by the Collateral Agent.

     S.   Subordination.
          -------------

          1. No payment of any nature whatsoever due in respect of the Subordinated Debt and no Restricted Payment payable to Enterprises shall be made unless and until the Senior Obligations have been first indefeasibly paid in full in cash, except (i) payments expressly permitted by paragraphs
8.5 or 8.18(iii) of the Credit Agrement and (ii) provided that no Default or Event of Default shall exist immediately before or after giving effect thereto, regularly scheduled payments of interest on Pledged Debt.

          2. Upon any bankruptcy, insolvency, liquidation or reorganization of the Company, or upon the filing of a petition in bankruptcy or commencement of any proceeding in bankruptcy against the Company or upon any distribution of the assets of the Company or upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization, arrangement or receiver-ship proceedings, or upon any assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or in the event any of the Subordinated Debt shall for any reason become or be declared due and payable or otherwise:

               (i) the Administrative Agent shall first be entitled to receive indefeasible payment in full in cash of the Senior Obligations (whenever arising) before Enterprises shall be entitled to receive any payment on account of the Subordinated Debt;

               (ii) any payment by, or distribution of the assets of, the Company of any kind or character, whether in cash, property or securities, to which Enterprises would be entitled except for the provisions of this Agreement, in connection with the Subordinated Debt, shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent to the extent necessary to make payment in full in cash of the Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution (or provision therefor) in cash to the Administrative Agent; and

               (iii) Enterprises shall not ask, demand by legal proceedings or otherwise, or take or receive from the Company, by set-off, counterclaim or in any other manner, any payment or distribution on account of the Subordinated Debt or any Restricted Payment other than with respect to any Restricted Payment or Subordinated Debt expressly permitted to be paid hereunder.

          Notwithstanding the foregoing, in the event that any payment by, or distribution of the assets of, the Company of any kind or character prohibited hereby, whether in cash, property or securities, shall for any reason be received by Enterprises in respect of the Subordinated Debt or any Restricted Payment, such payment or distribution shall be held in trust for the benefit of the Administrative Agent, and shall be immediately paid over to the Administrative Agent, to the extent necessary to make payment in full in cash of the Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution (or provision therefor) in cash to the Administrative Agent.

          3. Without the prior written consent of the Administrative Agent, the Company will not give, and Enterprises will not receive or accept, any collateral of any nature whatsoever for the Subordinated Debt or any Restricted Payment on any Property or assets, whether now existing or hereafter acquired, of the Company.

          4. Nothing contained in this Agreement is intended to or shall impair, as between and among the Company, its creditors (other than the holders of the Senior Obligations) and Enterprises, the obligation of the Company to pay to Enterprises any amount due in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or affect the relative rights of Enterprises and the creditors of the Company (other than the holders of the Senior Obligations), in each case subject to the rights of the holders of the Senior Obligations under this Agreement.

          5. Unless and until the Senior Obligations have been indefeasibly paid in full in cash and the Credit Agreement has been terminated, Enterprises agrees not to declare any part of the Subordinated Debt or any Restricted Payment to be due and payable or exercise any of the rights or remedies which it may have, or bring (in its capacity as holder of the Subordinated Debt or beneficiary of any Restricted Payment), or join with any other creditor in instituting, any proceedings against the Company under any bankruptcy, insolvency, reorganization, arrangement, receivership or other similar law, unless either (i) in the case of a Restricted Payment, no Default or Event of Default has occurred and is continuing at the time of the declaration or payment of such Restricted Payment or (ii) the Senior Obligations shall have been declared immediately due and payable or, in the case of the institution of any such proceedings, the Agents shall have joined in the institution thereof or expressly consented thereto in writing. In the event that the Administrative Agent shall have so de-clared the Senior Obligations immediately due and payable, Enterprises agrees to declare the Subordinated Debt and all Restricted Payments then due to be due and payable, provided, however, if the Administrative Agent shall rescind any such declaration, Enterprises shall automatically be deemed to have rescinded its declaration.

          6. No right of the Collateral Agent to enforce this Agreement shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of Enterprises, or by any noncompliance by Enterprises with the terms, provisions and covenants herein, and the Agents are hereby expressly authorized to extend, waive, renew, increase, de-crease, modify or amend the terms of the Senior Obligations or any col-lateral security therefor, and to waive any default, modify, amend, rescind or waive any provision of any document executed and delivered in connection with the Senior Obligations and to release, sell or exchange any such col-lateral security and otherwise deal freely with the Company, all without notice to or consent of Enterprises and without affecting the liabilities and obligations of the parties hereto.

          7. The Company and Enterprises each waives notice of acceptance of this Agreement by the Collateral Agent and the Banks, and Enterprises waives notice of and consents to the making, amount and terms of the Senior Obligations which may exist from time to time and any renewal, extension, amendment or modification thereof and any other action which the Collateral Agent or the Banks in their sole and absolute discretion, may take or omit to take with respect thereto. This paragraph (g) shall constitute a continuing offer to the Collateral Agent and the Banks, its provisions are made for the benefit of the Collateral Agent and the Banks, and the Col-lateral Agent and the Banks are made obligees hereunder and may enforce such provisions.

          8. Enterprises agrees that no payment or distribution to the Collateral Agent pursuant to the provisions of this Agreement shall entitle Enterprises to exercise any rights of subrogation in respect thereof until the Senior Obligations shall have been indefeasibly paid in full in cash. Enterprises agrees that the subordination provisions contained herein shall not be affected by any action or failure to act by the holders of the Senior Obligations which results, or may result, in affecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of Enterprises.

          9. Enterprises shall not sell, assign, transfer or otherwise dispose of all or any part of the Subordinated Debt without having first obtained the prior written consent of the Collateral Agent.

          10. The Company agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

          11. Enterprises agrees that the provisions of this Agreement shall be applicable to the Senior Obligations whenever the same may arise and notwithstanding the fact that no Senior Obligations may be outstanding from time to time and may have paid down to zero at any time or from time to time, it being understood that the Credit Agreement permits the Company to borrow, repay and reborrow from time to time subject to the terms and conditions thereof, all or any of which terms and conditions may be waived.

          12. All rights and interests of the Collateral Agent hereunder, and all agreements and obligations of the Company and Enterprises under this Agreement, shall remain in full force and effect irrespective of:

               (i) any lack of validity or enforceability of any of the Loan Documents;

               (ii) any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or any consent to departure from any of the Senior Obligations;

               (iii) any exchange, release or non-perfection of the Collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Senior Obligations; or

               (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Senior Obligations or this Agreement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by the Administrative Agent upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

          13. Enterprises authorizes the Agents, without notice or demand and without affecting or impairing the obligations of Enterprises, from time to time to (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Obligations, or any part thereof, including, without limitation, to increase or decrease the rate of interest thereon or the principal amount thereof; (ii) take or hold security for the payment of the Senior Obligations and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as the Agents, in their sole discretion, may determine; (iv) release and substitute one or more indorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against the Company or any other Person.

     T.   Notices.
          -------

          Except as otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first-class postage prepaid, or, in the case of telecopier notice, when sent, addressed as follows in the case of Enterprises, the Administrative Agent and the Collateral Agent, or to such other addresses as to which the Agents may be hereafter notified by the respective parties hereto:

          if to Enterprises, at:

               TPI Enterprises, Inc.
               Phillips Point Plaza, East Tower
               777 South Flagler Drive
               West Palm Beach, Florida 33401
               Attention:  President
               Telephone: (407) 835-8888
               Telecopy:  (407) 835-4982

          if to the Company, at:

               TPI Restaurants, Inc.
               2158 Union Avenue
               Memphis, Tennessee 38104
               Attention:  Frederick W. Burford,
                           Vice President and
                           Chief Financial Officer
               Telecopy:  (901) 725-6400
               Telephone: (901) 725-6418
     with a copy, in either the case of Enterprises or the Company, to:

               Skadden, Arps, Slate, Meagher & Flom
               1440 New York Avenue, N.W.
               Washington, D.C. 20005
               Attention: Ronald Barusch, Esq.
               Telephone: (202) 371-7990
               Telecopy:  (202) 393-5760,

          if to the Administrative Agent, at:

               The Bank of New York
               One Wall Street
               Agency Function Administration
               18th Floor
               New York, New York 10286
               Attention:  Kalyani Bose,
                           Agency Function Administrator
               Telephone:  (212) 635-4693
               Telecopy:   (212) 635-6365,

          with a copy to:

               The Bank of New York
               One Wall Street
               22nd Floor
               New York, New York 10286
               Attention:  Frank P. Turner,
                           Assistant Vice President
               Telephone:  (212) 635-6898
               Telecopy:   (212) 635-6434,
          and if to the Collateral Agent, at

               NationsBank of North Carolina, N.A.
               One NationsBank Plaza
               Charlotte, North Carolina 28255
               Attention:  Elizabeth S. Garver,
                           Corporate Lending Support
               Telephone:  (704) 386-8382
               Telecopy:   (704) 386-8694

          with a copy to:

               NationsBank Corporation
               One NationsBank Plaza
               Location Code: M-5
               Nashville, Tennessee  37239-1967
               Attention:  Steven L. Dalton,
                           Vice President
               Telephone:  (615) 749-4151
               Telecopy:   (615) 749-4640.

     U.   Expenses.
          --------

          Enterprises will upon demand pay to the Agents or either of them any and all reasonable sums, costs and expenses which the Collateral Agent may pay or incur pursuant to the provisions of this Agreement or in negotiating, executing or enforcing this Agreement or in enforcing payment of the Obligations, including, but not limited to court costs, reasonable collection charges, reasonable travel expenses, and reasonable attorneys' fees, all of which, together with interest at the highest rate then payable on any of the Obligations, shall be part of the Obligations.

     V.   Repayment in Bankruptcy, etc.
          ----------------------------

          If, at any time or times subsequent to the payment of all or any part of the Obligations, the Agents or either of them shall be required to repay any amounts previously paid by or on behalf of the Company, Enterprises or any other guarantor in reduction of the Obligations under any Loan Document by virtue of an order of any court having jurisdiction, in the premises, including, without limitation, as a result of an ad-judication that such amounts constituted preferential payments or fraudulent conveyances, Enterprises unconditionally agrees to pay to the Administrative Agent within 10 days after demand a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by either of the Agents to the date of payment to the Administrative Agent at the applicable after-maturity rate set forth in the Credit Agreement.

     W.   No Segregation of Moneys; No Interest.
          -------------------------------------

          No moneys or any other Property received by the Collateral Agent hereunder need be segregated in any manner except to the extent required by law, and any such moneys or other Property may be deposited under such general conditions as may be prescribed by law applicable to the Collateral Agent and the Collateral Agent shall not be liable for any interest thereon.

     X.   Continuance.
          -----------

          This is a continuing agreement and shall remain in full force and effect so long as (i) any of the Obligations remains outstanding or (ii) any Loan Document is in effect. If this Agreement is revoked by operation of law as against Enterprises, Enterprises will indemnify and save each of the Agents, the Banks and their respective successors and assigns harmless from any loss which may be suffered or incurred in making, giving, granting or extending the Loans or other credits, or otherwise acting, hereunder prior to receipt by the Agents of notice in writing of such revocation.

     Y.   Successors and Assigns.
          ----------------------

          This Agreement shall be binding upon Enterprises, the Company and their respective successors and assigns, and shall inure to the benefit of the Collateral Agent and its successors and assigns, provided that neither Enterprises nor the Company shall assign or otherwise transfer any of its obligations under this Agreement to any other person without the prior written consent of the Collateral Agent.

     Z.   Amendments.
          ----------

          With the written consent of the Required Banks, the Collateral Agent, the Company and Enterprises may, from time to time, enter into writ-ten amendments, supplements or modifications of this Agreement and, with the consent of the Required Banks, the Collateral Agent on behalf of the Banks may execute and deliver to any such parties a written instrument waiving, on such terms and conditions as the Collateral Agent may specify in such instrument, any of the requirements hereof or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification or waiver shall (i) release or discharge Enterprises from its obligations hereunder, (ii) release all or any part of the Collateral except to the extent that the Collateral Agent shall be required or permitted to do so under the terms and provisions hereof or of the Credit Agreement, or (iii) change the provisions of paragraph 8(m), 13(e), 15 or 22, and provided further that no such amendment, supplement, modification or waiver shall change any of the rights or obligations of Collateral Agent hereunder without the written consent of the Collateral Agent. In the case of any waiver, the parties to this Agreement, the Banks and the Collateral Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     AA.  Miscellaneous.
          -------------

          1. No failure by the Collateral Agent to exercise, and no delay by the Collateral Agent in exercising, any right or remedy hereunder shall operate as a waiver thereof.

          2. Each and every right, remedy and power granted to the Collateral Agent hereunder or allowed at law, in equity or by other agree-ment shall be cumulative and not exclusive, and may be exercised by the Collateral Agent from time to time.

          3. Enterprises hereby waives presentment, demand for payment, notice of default, non-performance and dishonor, protest and notice of protest of the Loan Documents and the Obligations, notice of acceptance of this Agreement and reliance hereupon by the Collateral Agent, and notice of the making of any Loans, and the issuance of any Letters of Credit and the incurrence or accrual of any other obligations, notice of any sale of col-lateral security or any default of any sort and notice of any amendment, modification, increase or waiver of any Loan Document.

          4. This Agreement embodies the entire agreement and understand-ing among Enterprises, the Company and the Collateral Agent with respect to the subject matter hereof and supersedes all prior agreements and understandings among Enterprises, the Company and Collateral Agent with respect to the subject matter hereof.

          5. This Agreement is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with and be governed by the internal laws of, the State of New York without regard to principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law).

          6. Every provision of this Agreement is intended to be severable, and if any term or provision hereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

          7. All covenants, agreements and representations made herein and in all certificates or other documents delivered in connection with this Agreement by or on behalf of the Company and Enterprises shall survive the execution and delivery hereof and thereof, and all such covenants, agreements and representations shall inure to the benefit of the respective successors and assigns of the Collateral Agent whether or not so expressed. This Agreement may be assigned by the Collateral Agent at any time.

          8. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one Agreement. It shall not be necessary in making proof of this Agreement or of any document required to be executed and delivered in connection herewith or therewith to produce or account for more than one counterpart signed by the party to be charged.

          9. Enterprises hereby waives any rights to be subrogated to the rights of the Agents and the Banks with respect to the Senior Obligations arising out of any payment made by Enterprises to the Agents and the Banks under paragraph 2 of this Agreement until such time as the Agents and the

Banks shall have received cash payment in satisfaction of all of the Senior Obligations, and Enterprises hereby agrees that it will not institute or take any action against the Company seeking reimbursement for such payment until such time as the Agents and the Banks shall have received cash payment in satisfaction of all of the Senior Obligations.

          10. Paragraph headings have been inserted herein for convenience only and shall not be construed to be a part hereof. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

          11. The Company, Enterprises and the Collateral Agent each irrevocably submits to the jurisdiction of any New York State or Federal court sitting in The City and County of New York (Borough of Manhattan) over any suit, action or proceeding arising out of or relating to this Agreement. The Company, Enterprises and the Collateral Agent each irrevocably waives, to the fullest extent enforceable at law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Company, Enterprises and the Collateral Agent each agrees that a final judgment (after any allowable appeal, if taken) in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Enterprises.

          12. Process may be served in any suit, action, counterclaim or proceeding of the nature referred to in paragraph 23(k) by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested, to the address set forth in paragraph 16 or to any other address of which Enterprises, the Company or the Collateral Agent, as the case may be, shall have given written notice to the other parties hereto. The Company, Enterprises and the Collateral Agent each hereby agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, counterclaim or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

          13. Nothing in this Agreement shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or limit the right of the Agents to bring proceedings against Enterprises in the courts of any other jurisdiction or jurisdictions.

          14. ENTERPRISES, THE COMPANY AND THE COLLATERAL AGENT EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. FURTHER EN-TERPRISES AND THE COMPANY EACH HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE COLLATERAL AGENT, OR COUNSEL TO THE COLLATERAL AGENT, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COLLATERAL AGENT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS PROVISION. ENTERPRISES AND THE COMPANY EACH ACKNOWLEDGES THAT THE COLLATERAL AGENT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF
                                              ----- ----
THIS PARAGRAPH.

          15. The Indebtedness of Enterprises hereunder constitutes (i) "Senior Indebtedness of the Company" as defined in the Enterprises Subordinated Indenture and (ii) "Senior Debt" as defined in the Debenture Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date hereof.


                              TPI ENTERPRISES, INC.


                              By:  /s/ Frederick W. Burford
                              -----------------------------------------
                              Name:  Frederick W. Burford,
                              Title: Executive Vice President
                                     and Chief Financial
                                     Officer


                              TPI RESTAURANTS, INC.



                              By: /s/ Frederick W. Burford
                              ----------------------------------------
                              Name:  Frederick W. Burford,
                              Title: Vice President and
                                     Chief Financial Officer


Accepted:

NATIONSBANK OF NORTH CAROLINA, N.A.,
AS COLLATERAL AGENT



By:  /s/ John E. Ball
     -----------------------------------------
Name:  John E. Ball
Title:    Senior Vice President